State of New York   }
                        ss:
Department of Slate }

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

     Witness my hand and seal of the Department of State on January 11, 2006

[SEAL OF STATE OF NEW YORK DEPARTMENT OF STATE]


                                               /s/ ILLEGIBLE
                                               ---------------------------------
                                               Special Deputy Secretary of State

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF

                                CYBRA CORPORATION
                      -------------------------------------
                      (Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is: CYBRA Corporation

If the name of the corporation has been changed, the name under which it was formed is; SYBRA Corporation

SECOND: The date of filing of the certificate of incorporation with the Department of State is: July 27, 1987

THIRD: The amendment effected by this certificate of amendment is as follows:

Article 4 of the Certificate of Incorporation of CYBRA Corporation relating to authorized capital is hereby amended to read in part as follows;

      "Article 4. The aggregate number of shares that the corporation is authorized to issue is 100,002,000 shares which shall be classified as follows:

      1,000 Class A preferred shares, per value S1.00 per share (hereinafter called "Class A Preferred Shares"); 1,000 Class B preferred shares, par value $1.00 per share (hereinafter called "Class B Shares"); and 100,000,000 common shares, per value S.001 per share (hereinafter called "Common Shares")."

FOURTH: Prior to this amendment, 2,062 shares of Common Stock were issued and outstanding with no par value and there were 7,938 unissued shares of Common Stock. Upon the filing of this amendment, each share of Common Stock issued and outstanding will exchanged 4,563.04 shares of Common Stock and each unissued share of Common Stock will represent 11,412.32 shares of Common Stock. Therefore, as a result of this amendment, 9,408,988 shares of Common Stock will be issued and outstanding, and 90,591,012 shares of Common Stock will be unissued. The par value of the Common Stock will be at $.001 per share after this amendment.

        Prior to this amendment, 502 shares of Class A Preferred Shares were issued and outstanding wit a par value of $1,00. This amendment will impact neither the number of these shares issued and outstanding nor their par value. After this amendment, 502 shares of Class A Preferred Shares will be issued and outstanding, and 498 shares of Class A Preferred Shares will be unissued. The par value of the Class A Preferred Shares will remain at $1.00 per share after this amendment.

        Prior to this amendment, 355 shares of Class B Preferred Shares were issued and outstanding with a par value of $1.00. This amendment will impact neither the number of those issued and outstanding nor their par value. After this amendment, 355 shares of Class B Preferred Shares will be issued and outstanding, and 645 shares of Class B Preferred Shares will be unissued. The par value of the Class B Preferred Shares will remain at $1.00 per share after this amendment.

FIFTH:  The certificate of amendment was authorized by: [check the appropriate box]

        The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

|X| The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.


/s/ ILLEGIBLE                           /s/ Harold Brand, President
-------------------------------------   ----------------------------------------
    (Signature)                             (Name and Capacity of Signer)

State of New York   }
                        ss:
Department of State }

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on AUG 14 1997



[SEAL OF STATE OF NEW YORK DEPARTMENT OF STATE]


                                               /s/ ILLEGIBLE
                                               ---------------------------------
                                               Special Deputy Secretary of State

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                CYBRA CORPORATION

                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

      It is hereby certified that:

      FIRST: The name of the corporation is Cybra Corporation. The name under which the corporation was formed is Sybra Corporation.

      SECOND: The Certificate of Incorporation was filed by the Department of State of the State of New York on My 27, 1987.

      THIRD: The Certificate of Incorporation, as heretofore amended, is hereby amended or changed to effect one or more of the amendments or changes authorized by the Business Corporation Law, to wit:

      To increase the authorized capital stock of the corporation from 200 Common Shares, without par value, to 10,000 Common Shares, without par value.

      To add a provision further increasing the authorized capital stock of the Corporation by authorizing the issuance of 1,000 Class A Preferred Shares, par value $1.00 per share, and setting forth the rights, privileges and obligations of each of the holders thereof.

      To add a provision further increasing the authorized capital stock of the Corporation by authorizing the issuance of 1,000 Class B Preferred Shares, par value of $.1.00 per share, and setting forth the rights, privileges and obligations of the holders thereof.

      To change the location of the corporation in the State of New York from the county of Bronx to the county of Westchester.

      To change the post office address to which the Secretory of State shall mail a copy of any process against the corporation served upon him or her.

      To add a provision regarding the election of the Board of Directors and specifying actions for which special approval is necessary.

      To add a provision limiting the preemptive or preferential right of subscription to shares of the corporation.

      To add a provision relating to the limitation of liability of the directors of the corporation.

      To add a provision relating to the indemnification of directors and others authorized by the Business Corporation Law.

      To add a provision regarding the adoption, amendment or repeal of the By-Laws of the Corporation by the Board of Directors.

      FOURTH: To accomplish the foregoing amendments, Articles 3, 4 and 5 relating to, respectively, the authorized capital of the Corporation, the principal office of the Corporation, and the post office address to which the Secretary of State shall mail a copy of any processes against the Corporation served upon him or her, are hereby amended to read as set forth in the Certificate of Incorporation as hereinafter restated and Article 3 is renumbered as Article 4, Article 4 is renumbered as Article 3, and Article 5 is renumbered as Article 8.

      To accomplish the foregoing amendments, new Articles 5, 6, 7, 9 and 10 relating to, respectively, election of Board of Directors and specification of actions for which special approval is necessary, elimination of preemptive rights, limitation of liability of directors of the corporation, indemnification of the directors and others of the corporation, and adoption, amendment or repeal of the By-Laws are added as set forth in the Certificate of Incorporation of the corporation as hereinafter restated.

      FIFTH: The restatement of the Certificate of Incorporation of the corporation herein provided for was authorized by the unanimous written consent of the Board of Directors followed by the unanimous written consent of the holders of all the outstanding shares of the corporation entitled to vote on the restatement of the Certificate of Incorporation.

      SIXTH: The text of the Certificate of Incorporation of the corporation is hereby restated as further amended or changed to read as follows:

                     "RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                CYBRA CORPORATION

      Article l. The name of the corporation is Cybra Corporation (the "Corporation").

      Article 2. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law of the State of New York. The Corporation is not to engage in any act or activity requiring any consents or approvals by law without such consent or approval first being obtained.

      For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have, and may exercise, all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of such law or in accordance with the provisions of any other statute of the State of New York.

      Article 3. The principal office of the Corporation is located in the County of Westchester, State of New York.

      Article 4. The aggregate number of shares that the Corporation is authorized to have issued and outstanding is 12,000 shares, which shall be classified as follows:

      1,000 Class A Preferred Shares, par value $1.00 per share (hereinafter called " Class A Preferred Shares");

      1,000 Class B Preferred Shares, par value $1.00 per share (hereinafter called "Class B Preferred Shares"); and

      10,000 Common Shares, without par value (hereinafter called "Common Shares").

      Section l. Class A Preferred Shares. The express terms and provisions of the Class A Preferred Shares are as follows:

            A. Dividends. Holders of Class A Preferred Shares shall be entitled to receive dividends only when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends. The Class A Preferred Shares shall have no fixed dividend rate. However, so long as any Class A Preferred Shares remain outstanding, no dividends shall be declared on the Common Shares of the Corporation during any fiscal year unless the Board of Directors shall simultaneously declare or shall have previously declared during the same fiscal year dividends on the Class A Preferred Shares at a rate of $114.00 per annum per share (the "Minimum Class A Dividend"). If and at such time as the Board of Directors has declared the Minimum Class A Dividend on the Class A Preferred Shares during a fiscal year and subject to Section 2.A. of this Article 4, dividends may be declared on the Common Shares. The holders of the Class A Preferred Shares shall be entitled to receive one or more additional dividends on a per share basis equal to the amount, if any, by which the per share dividends declared on the Common Shares during any fiscal year exceed the Minimum Class A Dividend. The Corporation shall not pay any dividends declared on the Common Shares unless and until all dividends declared on the Class A Preferred Shares have been paid in full. The Class A Preferred Shares shall rank pari passu with the Class B Preferred Shares with respect to the payment of dividends.

            B. Liquidation. Dissolution or Winding UP. Upon any liquidation, dissolution or winding up of the Corporation, the holders of Class A Preferred Shares shall be entitled to receive, before any payment shall be made to the holders of Common Shares, the sum of $1,987.00 per share, plus any declared and unpaid dividends to the date of such liquidation, dissolution or winding up, which amount shall be paid to the holders of Class A Preferred Shares, pro rata and on a share for share basis. The holders of Class A Preferred Shares shall not be entitled to any further payments upon the liquidation, dissolution, or winding up of the Corporation. The Class A Preferred Shares shall rank pari passu with the Class B Preferred Shares with respect to payment upon liquidation, dissolution or winding up of the Corporation.

            C. Optional Redemption. The Corporation shall have the right to redeem the outstanding Class A Preferred Shares at any time, and from time to time, either in whole or in such portions as the Board of Directors may from time to time determine (an "Optional Redemption"), by payment of the aggregate Redemption Price (as hereinafter defined), or a proportionate amount thereof in the case of a partial redemption, in cash to the holders of the Class A Preferred Shares on the date fixed for redemption by the Board of Directors (the "Optional Redemption Date"). The Redemption Price means, on a per share basis, the sum of $1,987.00 plus any declared and unpaid dividends on a Class A Preferred Share to the Optional Redemption Date. If less than all of the outstanding Class A Preferred Shares shall be called for an Optional Redemption at any time, the shares to be so redeemed shall be selected from among the record holders thereof on a pro rata basis.

            Notice of any Optional Redemption shall be mailed to each record holder of Class A Preferred Shares at the holder's address registered with the Corporation not less than 45 days prior to the Optional Redemption Date. The notice shall specify the number of shares held by such record holder that are to be redeemed, the Optional Redemption Date and the Redemption Price allocable to such shares. The Corporation shall make payment of the aggregate Redemption Price to the holders of the Class A Preferred Shares on the Optional Redemption Date. When the Redemption Price is paid in full, the Class A Preferred Shares subject to the Optional Redemption, and the certificates representing such Class A Preferred Shares, shall be canceled without further action on the part of the holders thereof, and the rights of the holders of the Class A Preferred Shares with respect to the redeemed shares shall cease. Any shares redeemed in an Optional Redemption shall not be subject to reissuance.

            D. Mandatory Redemption. The Corporation shall redeem any and all outstanding Class A Preferred Shares that remain outstanding on August 1, 2001 (the "Mandatory Redemption Date") by payment of the aggregate Redemption Price for such shares in cash to the holders thereof on the Mandatory Redemption Date (a "Mandatory Redemption"). Notice of any Mandatory Redemption shall be mailed to each record holder of Class A Preferred Shares at the holder's address registered with the Corporation not less than 10 days prior to the Mandatory Redemption Date. The notice shall specify the number of shares held by the record holder, the Mandatory Redemption Date and the Redemption Price allocable to such shares. The Corporation shall make payment of the aggregate Redemption Price for the shares to be redeemed to the holders of the Class A Preferred Shares on the Mandatory Redemption Date. When the Redemption Price is paid in full, the Class A Preferred Shares subject to the Mandatory Redemption, and the certificates representing such Class A Preferred Shares, shall be canceled without further action on the part of the holders therrof, and the rights of the holders of the Class A Preferred Shares with respect to the redeemed shares shall cease. Any shares redeemed by the Corporation in a Mandatory Redemption shall not be subject to reissuance.

            E. Redemption Default. If payment of the aggregate Redemption Price due to a shareholder on the Mandatory Redemption Date is not paid in full by the Corporation on or before such date, the Corporation shall be in default (a "Redemption Default") and the unpaid Redemption Price shall bear interest at the Default Rate (as hereinafter defined) from the Mandatory Redemption Date to the date the unpaid Redemption Price is paid by the Corporation, The Default Rate means the prime rate; of interest as published in the Wall Street Journal on the Mandatory Redemption Date (or as published on the last preceding business day, if such redemption date is not a business day), plus 2% per annum. The Redemption Default shall continue until the Corporation has made payment of the Redemption Price for the shares to be redeemed and all interest accrued thereon to the holders of the Class A Preferred Shares. The shares subject to redemption shall remain outstanding during the continuance of a Redemption Default, and shall be redeemed and canceled at such time as the Redemption Default is cured by the Corporation.

            In lieu of the foregoing, if a Redemption Default has occurred and is continuing, any record-holder of Class A Preferred Shares that would have been redeemed if not for the Redemption Default, may elect upon written notice to the Corporation for the Corporation immediately to effect the scheduled Mandatory Redemption of such shares by issuing to such holder a demand promissory note in an original principal amount equal to the aggregate unpaid Redemption Price payable with respect to such holder's Class A Preferred Shares plus all interest that accrued thereon prior to the date the promissory note is issued. The indebtedness evidenced by the promissory note shall bear interest at the Default Rate from the date the promissory note is issued to the date the indebtedness evidenced thereby and all accrued interest thereon is paid in full. Upon any redemption of Class A Preferred Shares in accordance with this paragraph, the Redemption Default with respect to such shares shall be deemed to be cured by toe Corporation. Additionally, each redeemed share, and the certificates representing such shares, shall be canceled without further action on the part of the holder thereof and the rights of the holder with respect to such shares shall cease.

            F. Voting Rights. Provided no Redemption Default has occurred and is continuing, the Class A Preferred Shares shall have no voting rights, except as set forth in Article 5 with respect to the election of a director of the Corporation and except to the extent that such voting rights are specifically conferred by law upon the holders of shares that are otherwise denied voting power by this Certificate of Incorporation. If a Redemption Default has occurred and is continuing, the holders of the Class A Preferred Shares shall be entitled to one vote for each Class A Preferred Share held by them, respectively, on a share for share basis with the holders of the Class B Preferred Shares and the Common Shares, upon all matters presented to the shareholders. Additionally, during the continuance of a Redemption Default, the holders of the Class A Preferred Shares shall have such additional rights with respect to the election of directors as are set forth in Article 5.

      Section 2. Class B Preferred Shares. The express terms and provisions of the Class B Preferred Shares are as follows:

            A. Dividends. Holders of Class B Preferred Shares shall be entitled to receive dividends only when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends. The Class B Preferred Shares shall have no fixed dividend rate. However, so long as any Class B Preferred Shares remain outstanding, no dividends shall be declared on the Common Shares of the Corporation during any fiscal year unless the Board of Directors shall simultaneously declare or shall have previously declared during the same fiscal year dividends on the Class B Preferred Shares at a rate of $8.00 per annum per share (the "Minimum Class B Dividend"). Subject to Section l.A. of this Article 4, if and at such time as the Board of Directors has declared the Minimum Class B Dividend on the Class B Preferred Shares during a fiscal year, dividends may be declared on the Common Shares. The holders of the Class B Preferred Shares shall be entitled to receive one or more additional dividends on a per share basis equal to the amount, if any, by which the per share dividends declared on the Common Shares during any fiscal year exceed the Minimum Class B Dividend. The Corporation shall not pay any dividends declared on the Common Shares unless and until all dividends declared on the Class B Preferred Shares have been paid in full. The Class B Preferred Shares shall rank pari passu with the Class A Preferred Shares with respect to the payment of dividends.

            B. Liquidation, Dissolution or Winding. Upon any liquidation, dissolution or winding up of the Corporation, the holders of Class B Preferred Shares shall be entitled to receive, before any payment shall be made to the holders of Common Shares, the sum of $147.88 per share, plus any declared and unpaid dividends to the date of such liquidation, dissolution or winding up, which amount shall be paid to the holders of Class B Preferred Shares, pro rata and on a share for share basis. The holders of the Class B Preferred Shares shall not be entitled to any further payments upon the liquidation, dissolution or winding up of the Corporation. The Class B Preferred Shares shall rank pari passu with the Class A Preferred Shares with respect to payment upon liquidation, dissolution or winding up of the Corporation.

            C. Mandatory Conversion. If upon the Mandatory Redemption Date (the "Conversion Date") (i) all of the outstanding Class A Preferred Shares have been or are then being redeemed and no Redemption Default has occurred, and (ii) there are no declared and unpaid dividends with respect to the Class B Preferred Shares, then each outstanding Class B Preferred Share shall automatically and without further action on the part of any holder thereof be converted into one fully paid and nonassessable Common Share (subject to adjustment as set forth in the next paragraph and the provisions of Section 630 of the New York Business Corporation Law) on the Conversion Date. Upon such conversion, each Class B Preferred Share, and the certificates representing such Class B Preferred Shares, shall be canceled without further action on the part of the holders thereof, and the rights of the holders of the Class B Preferred Snares with respect to the converted shares shall cease. Any Class B Preferred Shares subject to the mandatory conversion shall not be subject to reissuance.

            If the Corporation shall at any time or from time to time after the date of the filing of this Certificate of Incorporation (A) pay any dividend or make any distribution on the outstanding Common Shares in Common Shares or other securities of the Corporation, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares, or (D) issue by recapitalization or classification of the Common Shares any shares of capital stock or other securities of the Corporation, then and in each such case, the number and type of securities into which the Class B Preferred Shares are convertible immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any Class B Preferred Shares thereafter convertible into Common Shares pursuant to this Section 2.C. or Section 2.D. of this Article 4 shall be entitled to receive the number and type of Common Shares or other securities of the Corporation that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Class B Preferred Shares been converted into Common Shares immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to the immediately preceding sentence shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of Common Shares entitled to receive such dividend or distribution, or (y) in the case of such subdivision, recapitalization, reclassification, or combination at the close of business on the day upon which such corporate action becomes effective.

            D. Optional Conversion. If a Redemption Default has occurred and is continuing on the Conversion Date or if all dividends declared on the Class B Preferred Shares have not been paid in full on or prior to the Conversion Date, then the conversion of the outstanding Class B Preferred Shares into Common Shares shall occur only at the option of the holder thereof by giving written notice to the Corporation within 60 days after the Conversion Date of the holder's desire to convert all or part of the holder's Class B Preferred Shares into Common Shares. If such notice is given, the conversion shall occur on the date the notice is received by the Corporation on the terms set forth in Section 2.C. of this Article 4, except that the rights of the holders of the Class B Preferred Shares shall continue with respect to any declared and unpaid dividends on the Class B Preferred Shares that arose on or prior to the date the optional conversion occurred.

            E. Voting Rights. Provided no Redemption Default has occurred and is continuing, the Class B Preferred Shares shall have no voting rights, except as set forth in Article 5 with respect to the election of a director of the Corporation and except to the extent that such voting rights are specifically conferred by law upon the holders of shares that are otherwise denied voting power by this Certificate of Incorporation. If a Redemption Default has occurred and is continuing, the holders of the Class B Preferred Shares shall be entitled to one vote for each Class B Preferred Share held by them, respectively, on a share for share basis with the holders of the Class A Preferred Shares and the Common Shares, upon all matters presented to the shareholders.

      Section 3. Common Shares. The express terms and provisions of the Common Shares are as follows:

            A. Voting Rights. Except as set forth in Article 5 with respect to the election of directors of the Corporation, the holders of Common Shares shall be entitled to one vote for each Common Share held by them, respectively, upon all matters presented to the shareholders. If a Redemption Default has occurred and is continuing, such voting rights shall be shared, on a share for share basis, with the holders of the outstanding Class A Preferred Shares and the Class B Preferred Shares.

            B. Dividends. Subject to the provisions of Sections 1 and 2 of this
      Article 4 and the restrictions and limitations therein contained, dividends may be declared and paid during any fiscal year on the Common Shares out of funds legally available for the payment thereof, but only when and as determined by the Board of Directors.

            C. Dissolution, Liquidation and Winding - Up. Upon the dissolution, liquidation or winding up of the Corporation, after payment to the holders of the Class A Preferred Shares and the Class B Preferred Shares of the full preferential amounts to which they are entitled, the holders of Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to shareholders.

      Article 5. The manner in which the Board of Directors of the Corporation is to be elected and the authority of the Corporation to take certain actions shall be as follows:

            Section 1. Board of Directors. Subject to Section 2 of this Article 5; the number of directors of the Corporation shall be fixed by the Board of Directors, but shall not be less than five nor greater than nine. One of the directors shall be designated as the "Class A Director," one of the directors shall be designated as the "Class B Director" and the remainder of the directors shall be designated as the "Class C Directors." The Class A Director shall be elected upon the initial issuance of the Class A Preferred Shares, and thereafter at the annual meeting of the shareholders, by the holders of the Class A Preferred Shares entitled to vote. The Class B Director shall be elected upon the initial issuance of the Class B Preferred Shares, and thereafter at the annual meeting of the shareholders, by the holders of the Class B Preferred Shares entitled to vote. The directors of the Corporation in office at the time that this Certificate of Incorporation is adopted by the shareholders of the Corporation shall continue in office as the Class C Directors following the initial issuance of the Class A Preferred Shares and the Class B Preferred Shares. Thereafter, the Class C Directors shall be elected at the annual meeting of the shareholders by the holders of the Common Shares.

            A director may resign at any time by giving written notice to the President or the Board of Directors of the Corporation, which resignation shall take effect immediately or at such later time as the director may specify. A director may be removed from office, with or without cause, by the holders of the class of shares that elected the director to office. Any vacancy in a class of directors, whether caused "by the death, resignation or removal from office of the director, shall fee filled by the holders the class of shares that elected the director or, in the case of a Class C Director, by the remaining Class C Directors. Upon redemption of all of the Class A Preferred Shares, the Class A Director shall automatically and without further action be deemed to have resigned from the Board of Directors. Additionally, at such time as Monarch Marking Systems, Inc. owns Class B Preferred Shares convertible into less than 5% of the outstanding Common Shares of the Corporation, the holders of Class B Preferred Shares shall no longer be entitled to elect a Class B Director and the Class B Director then serving shall automatically and without any further action be deemed to have resigned from the Board of Directors.

      Section 2. Board of Directors upon Redemption Default. Upon the occurrence of a Redemption Default, the holders of the Class A Preferred Shares shall be entitled to elect such number of additional Class A Directors as is necessary for the number of Class A Directors and Class B Directors, taken as a whole, to constitute a majority of the directors of the Corporation, and any increase in the number of Class A Directors shall increase the size of the Board of Directors accordingly. If a holder of the Class A Preferred Shares desires to exercise the right to expand the Board of Directors, such holder shall give written notice to the Corporation during the pendency of the Redemption
Default. Upon receipt of such notice, the President or any director of the Corporation shall call a special meeting of shareholders at which the holders of the Class A Preferred Shares shall elect additional Class A Directors to fill the vacancies created by the expansion of the Board of Directors. If the Corporation cures the Redemption Default and thereafter Class A Preferred Shares remain outstanding, the size of the Board of Directors shall return to the size that it was prior to the election of the additional Class A Directors. Any Class A Directors who were elected to office to fill vacancies in the Board of Directors created upon the Redemption Default shall cease to be Class A Directors at such time as the Redemption Default is cured.

      Section 3. Board of Directors when no Outstanding Preferred Shares. At such, time as (i) there are no outstanding Class A Preferred Shares, and (ii) there are no outstanding Class B Preferred Shares or the holders of the Class B Preferred Shares are no longer entitled to elect a Class B Director, the Board of Directors shall no longer be classified into three classes, the size of the Board of Directors shall not be determined by this Certificate of Incorporation, and all directors shall be ejected and subject to removal by the holders of the outstanding Common Shares.

      Section 4. Actions Requiring Special Approval. For so long as any Class A Preferred Shares are outstanding, the Corporation (whether acting through its Board of Directors or its officers) shall not cause or permit any of the following actions to occur without the affirmative vote or written consent of either a Class A Director or the holders of a majority of the outstanding Class A Preferred Shares:

1. The borrowing of any monies, whether secured or unsecured, or the obtaining of any advance or credit in any form other than normal trade credit by the Corporation, if the aggregate amount of all borrowings, advances or credits then outstanding (inclusive of the action being considered) by the Corporation exceeds or will exceed $50,000.

2. The grant of any options or warrants or the making of any other agreement that accords any person or entity the right to call for the issuance of or to purchase any capital stock of the Corporation.

3. The issuance of any capital stock of the Corporation, other than pursuant to the exercise of options, warrants or other agreements approved by a Class A Director or the holders of a majority of the outstanding Class A Preferred Shares.

4. The consolidation or merger of the Corporation with or into any other corporation or other entity, or the merger of any other corporation or entity into the Corporation, or the entering into any agreement to do the same.

5. The sale of substantially all of the assets of the Corporation or the entering into any agreement to do the same.

6. The determination to liquidate, dissolve and/or wind-up the affairs of the Corporation.

7. Amendment of the Corporation's Amended Certificate of Incorporation or its Bylaws.

8. The determination to make dividends or other distributions to shareholders.

9. The repurchase of any capital shares of the Corporation by the Corporation, other than as permitted by the Shareholder Agreement to be entered into upon the filing of this Amended Certificate of Incorporation by the Corporation, [list shareholders], and other than any redemption contemplated by this Amended Certificate of Incorporation.

10. The determination to increase the compensation or benefits payable to directors, officers and/or shareholders in excess of 10% per year.

11. The entering into of any transaction by the Corporation with any holder of Common Shares or with any person or entity that controls, is controlled by, or is under common control with, such shareholder.

12. Any capital expenditure (or series of related capital expenditures) in excess of $10,000.

be expressly recorded in the minutes of the meeting. If a required vote or consent occurs other than at a meeting of the Board of Directors, such consent must be in writing and shall be retained in the records of the Corporation. The requirement set forth in this Section 4 of Article 5 shall terminate at such time as no Class A Preferred Shares remain outstanding.

      Article 6. No shareholder of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of the Corporation, whether now or hereafter authorized, or to any obligations convertible into shares of the Corporation, issued or sold, nor any right of subscription to any thereof, other than such right, if any, and at such price as the Board of Directors, in its discretion from time to time may determine, pursuant to the authority hereby conferred by the Certificate of Incorporation, and the Board of Directors may issue shares of the Corporation or obligations convertible into shares without offering such issue either in whole or in part to the shareholders of the Corporation. Should the Board of Directors, as to any portion of the shares of the Corporation, whether now or hereafter authorized, or to any obligation convertible into shares of the Corporation, offer the same to the shareholders or any class thereof, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of such shares or obligations without so offering the same to the shareholders. The acceptance of shares in the Corporation shall be a waiver of any such preemptive or preferential right which, in the absence of this provision, might otherwise be asserted by shareholders of the Corporation or any of them.

      Article 7. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of Section 402(b) of the Business Corporation Law of the state of New York, as the same may be amended or supplemented. No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director; provided, however, that, to the extent required by applicable law, the foregoing clause shall not apply to any liability of a director if a judgment or other final adjudication adverse to him or her establishes (i) that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (iii) that his or her acts violated Section 719 of the New York Business Corporation Law. Any repeal or modification of this
Article 7 shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

      Article 8. The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

      Harold Brand
      One Executive Boulevard
      South Westchester Executive Park
      Yonkers, New York 10701-6804

      Article 9. To the fullest extent permitted by Article 7 of the Business Corporation Law, as the same may be amended or supplemented, the Corporation shall indemnify any and all persons whom it shall have power to indemnify under such Article from and against any and all of the expenses, liabilities or other matters referred to in or covered by such Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement or otherwise, as permitted by such Article, as to action in any capacity in which he or she served at the request of the Corporation.

      Article 10, The By-Laws of the Corporation may be adopted, amended or repealed by the Board of Directors by a vote of a majority of the directors present at the time of such vote, if a quorum is present at such time."

      IN WITNESS WHEREOF, the undersigned have subscribed this document on the date set forth below and do hereby affirm, under penalties of perjury, that the statements contained herein have been examined by the undersigned and are true and correct.


Date: August 8, 1997                                 /s/ HAROLD BRAND
                                                     ---------------------------
                                                     HAROLD BRAND, President


                                                     /s/ ROBERT J. ROSKOW
                                                     ---------------------------
                                                     ROBERT J. ROSKOW, Secretary

--------------------------------------------------------------------------------
                              RESTATED CERTIFICATE

                                       OF

                                CYBRA CORPORATION

                Under Section 807 of the Business Corporation Law
--------------------------------------------------------------------------------

                                                     STATE OF NEW YORK
                                                     DEPARTMENT OF STATE
FILED BY: MS. VERONICA STORK                         FILED AUG 12 1997
          BAER, MARKS & UPHAM                        TAX $ 510
          805 THIRD AVENUE, 19TH FLOOR                   -----------------------
          NEW YORK, NY  10022                        BY:          MMR
                                                         -----------------------
491239GIR                                                        Proxy
                                                                   to
                                                                  West